UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 24, 2020

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220

Boca Raton, FL 33431

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (561) 961-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On November 27, 2020, TherapeuticsMD, Inc., a Nevada corporation (the “Company”), entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., as sales agent (“Cantor Fitzgerald”), pursuant to which the Company may offer and sell, from time to time, through Cantor Fitzgerald, shares of the Company’s common stock, par value $0.001 per share (the “Shares”), having an aggregate offering price of up to $50.0 million (the “ATM Offering”). The Shares will be offered and sold pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-226452). Subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. The Company has provided Cantor Fitzgerald with customary indemnification rights, and Cantor Fitzgerald will be entitled to a commission of 3.0% of the gross proceeds from each sale of the Shares. Sales of the Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. The Company has no obligation to sell any of the Shares and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement.

This description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The legal opinion of Greenberg Traurig, LLP relating to the Shares being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2020 (the “Effective Date”), the Company entered into Amended and Restated Employment Agreements with Mr. Robert G. Finizio, the Chief Executive Officer and a director of the Company (the “Finizio Agreement”), Mr. John C.K. Milligan, IV, the President and Secretary of the Company (the “Milligan Agreement”), and Mr. Michael Donegan, the Chief Accounting Officer of the Company (the “Donegan Agreement” and, together with the Finizio Agreement and the Milligan Agreement, each an “Agreement” and, collectively, the “Agreements”).

Each Agreement provides for a two-year term, subject to automatic one-year renewal terms, unless earlier terminated. There is no change to any of the executives’ current base salaries and no change to the target annual bonus awards for Mr. Finizio or Mr. Milligan. Mr. Donegan’s annual targeted bonus award will increase from 25% to 30% of his base salary.

In the event that the executive’s employment is terminated by the Company without cause or by the executive with good reason (in each case as defined in the applicable Agreement) and provided that the executive signs, and does not revoke, a release of all claims against the Company and its affiliates, (i) Mr. Finizio will continue to receive his then current annual base salary for 24 months and Mr. Milligan and Mr. Donegan will continue to receive his then current annual base salary for 12 months (18 months for Mr. Milligan or Mr. Donegan if his employment is terminated within 12 months following a change in control of the Company), (ii) the executive will receive an amount equal to his targeted annual bonus award (or 1.5 times his targeted annual bonus award if he is terminated within 12 months following a change in control of the Company) for the calendar year in which his termination occurs, payable in a single lump sum, (iii) the executive will receive monthly payments for the cost of COBRA continuation of health insurance benefits for periods specified in the Agreements, (iv) all unvested equity compensation held by the executive will vest as of the effective date of such termination, and (v) the executive will receive any earned but unpaid annual short-term incentive compensation for the calendar year immediately preceding the calendar year in which termination occurs. The Agreements provide for customary non-competition and non-solicitation restrictions and other restrictive covenants in favor of the Company.

As consideration for entering into the Agreements, on the Effective Date, the Company granted to each of Mr. Finizio, Mr. Milligan and Mr. Donegan restricted stock units (“RSUs”) under the TherapeuticsMD, Inc. 2019 Stock Incentive Plan with respect to one, 360,000 and 230,000 shares, respectively, of the Company’s common stock, which RSUs will vest (i) 50% on the first anniversary of the Effective Date and (ii) 50% on the second anniversary of the Effective Date (100% on the second anniversary of the Effective Date in the case of Mr. Finizio), subject to the executive’s continued employment with the Company and the terms of the corresponding award agreement.

The foregoing summary of the Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Finizio Agreement, Milligan Agreement and Donegan Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated November 27, 2020, by and between TherapeuticsMD, Inc. and Cantor Fitzgerald & Co.
5.1	Opinion of Greenberg Traurig, LLP.
10.1	Amended and Restated Employment Agreement, dated as of November 24, 2020, by and between TherapeuticsMD, Inc. and Robert Finizio.
10.2	Amended and Restated Employment Agreement, dated as of November 24, 2020, by and between TherapeuticsMD, Inc. and John C.K. Milligan, IV.
10.3	Amended and Restated Employment Agreement, dated as of November 24, 2020, by and between TherapeuticsMD, Inc. and Michael Donegan.
23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAPEUTICSMD, INC.

Date: November 27, 2020

	By:	/s/ James C. D’Arecca
James C. D’Arecca Chief Financial Officer